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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2003 with respect to the consolidated financial statements of Vytek Corporation (formerly Vytek Wireless, Inc.) as of December 31, 2002 and 2001 and for the years then ended, included in the joint proxy statement/prospectus of California Amplifier, Inc. and Vytek Corporation that is made a part of the Registration Statement (Form S-4) of California Amplifier, Inc. for the registration of up to 8,318,122 shares of its common stock.


                                                           /s/ Ernst & Young LLP





Stamford, Connecticut
February 11, 2004